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                                                                  Execution Copy

         This SECOND SUPPLEMENTAL INDENTURE, dated as of August 17, 2001 (the "Supplemental Indenture"), between THE DIAL CORPORATION, a Delaware corporation (the "Company"), and WELLS FARGO BANK ARIZONA, N.A. (F/K/A NORWEST BANK ARIZONA, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of September 23, 1998 (the "Base Indenture'), between the Company and the Trustee (such Base Indenture, as supplemented by this Supplemental Indenture for this series of Securities, being referred to herein as the "Indenture").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as provided for in the Base Indenture heretofore executed and delivered,

         Section 9.01(l) of the Base Indenture provides that, without the consent of the Holders of the Securities of any series, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to the Base Indenture to establish the form or terms of Securities of any series as contemplated by Sections 2.01 and 3.01 of the Base Indenture.

         The Company proposes to issue a series of Securities denominated "7.00% Senior Notes due 2006" (such Securities being referred to herein as the "Notes") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Base Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         This Supplemental Indenture is subject to, and governed by, the provisions of the Trust Indenture Act that are required to be a part of and to govern indentures qualified under the Trust Indenture Act.

         All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                                  ARTICLE ONE
                                ISSUANCE OF NOTES

                  Section 1.01. Issuance of Notes; Principal Amount; Maturity.

                  (a) On or about August 17, 2001, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Notes substantially in the form set forth in Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are
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required or permitted by the Base Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  (b) There is hereby authorized a series of Securities designated "7.00% Senior Notes due 2006." The Notes shall mature on August 15, 2006, which shall be the Stated Maturity of the Notes.

                  Section 1.02. Interest on the Notes; Payment of Interest.

                  (a) The Notes shall bear interest at the rate of 7.00% per annum from and including August 17, 2001 until the principal amount thereof is due and at a rate of 7.00% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. Interest shall be payable on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing February 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  (c) Payment of the principal of (and premium, if any) and any interest on the Notes shall be made at the designated Corporate Trust Office of the Trustee or at the office of its agent maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

         The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, transfer agent and custodian, and the designated Corporate Trust Office of the Trustee or the office of its agent located in the Borough of Manhattan, The City of New York, as the offices or agencies where the Notes may be surrendered for registration of transfer or exchange or presentation for payment or redemption and where notices and demands to or upon the Company in respect of the Notes or this Supplemental Indenture may be received.

                                  ARTICLE TWO
                               CERTAIN DEFINITIONS

                  Section 2.01. Certain Definitions.

         The terms defined in this Section 2.01 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings

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specified in this Section 2.01. All other terms used in this Supplemental
Indenture that are defined in the Base Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

         "Attributable Debt" means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at a rate per annum equal to the prevailing market interest rate, at the time such lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease, plus 3%. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent shall include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         "Comparable Treasury Issue" has the meaning ascribed thereto in Section
4.01 hereof.

         "Comparable Treasury Price" has the meaning ascribed thereto in Section
4.01 hereof.

         "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed or which is supported by other borrowings with a maturity of more than 12 months from the date of calculation, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (iii) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) in each case excluding intercompany items and computed in accordance with generally accepted accounting principles as in effect from time to time.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date hereof or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the

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Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

         "Debt" means notes, bonds, debentures and other similar evidences of indebtedness for money borrowed.

         "Generally Accepted Accounting Principles" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, applied on a consistent basis and as in effect from time to time.

         "Independent Investment Banker" has the meaning ascribed thereto in
Section 4.01 hereof

         "Lien" means any pledge, mortgage, lien, charge, encumbrance or security interest.

         "Permitted Liens" means (i) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with Generally Accepted Accounting Principles shall have been made therefor; (iii) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under the Indenture and issued in connection with the purchase of inventory or equipment by the Company or any Subsidiary in the ordinary course of business; (iv) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, landlords operators, repairmen and other similar Liens incurred in the ordinary course of business; (v) easements, rights-of-way zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property; (vi) Liens upon specific items of inventory or equipment and proceeds of the Company or any Subsidiary securing its obligations in respect of bankers' acceptances issued or created for its account to facilitate the purchase, shipment, or storage of such inventory and equipment; (vii) leases or subleases granted to others in the ordinary course of business that do not materially interfere with the business of the Company and its subsidiaries; (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, including any Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money); (ix) Liens incurred or deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements, including liens of judgments thereunder that are not currently dischargeable; (x) Liens on any property held in trust pursuant to defeasance or covenant

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defeasance provisions governing indebtedness of the Company or any Restricted
Subsidiary arising in connection with any defeasance or covenant defeasance of such indebtedness; (xi) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of the Company or any Restricted Subsidiary, including rights of offset and setoff; and
(xii) Liens incurred in connection with repurchase, swap or other similar agreements.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         "Principal Property" means any manufacturing plant, distribution center or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, in each case, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets but not including such manufacturing plants, distribution centers or warehouses or portions thereof which in the opinion of the Company, together with all such other manufacturing plants, distribution centers and warehouses or portions thereof previously so declared, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

         "Redemption Date" has the meaning ascribed thereto in Section 4.01 hereof.

         "Redemption Price" has the meaning ascribed thereto in Section 4.01 hereof.

         "Reference Treasury Dealer" has the meaning ascribed thereto in Section
4.01 hereof.

         "Reference Treasury Dealer Quotations" has the meaning ascribed thereto in Section 4.01 hereof.

         "Restricted Securities" has the meaning ascribed thereto in Section
3.01 hereof.

         "Restricted Subsidiary" means any Subsidiary of the Company which, at the time of determination, owns Principal Property.

         "Sale and Leaseback Transaction" has the meaning ascribed thereto in
Section 3.02 hereof.

         "Treasury Rate" has the meaning ascribed thereto in Section 4.01 hereof.

         "Voting Stock" with respect to a Person, means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof.


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                                 ARTICLE THREE
                                CERTAIN COVENANTS

         Subject to Article Fourteen of the Base Indenture, the following covenants shall be applicable to the Company for so long as any of the Notes are outstanding in addition to the covenants contained in the Base Indenture.

                  Section 3.01. Limitation on Liens.

         The Company will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any Principal Property owned by the Company or any Restricted Subsidiary, and the Company will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt of any Restricted Subsidiary (such shares of stock or Debt of any Restricted Subsidiary being called "Restricted Securities"), without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such secured Debt, for so long as such other secured Debt shall be so secured, unless after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus the Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties entered into after the date of the first issuance by the Company of Notes under this Supplemental Indenture (other than Sale and Leaseback Transactions permitted by paragraph (b) of Section 3.02 hereof) would not exceed an amount equal to 10% of the Company's Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section 3.01 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 3.01, Debt secured by:

                  (a) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing as of the date of the first issuance by the Company of the Notes;

                  (b) Liens on any Principal Property or Restricted Securities of any Person existing at the time such Person becomes a Restricted Subsidiary, or arising thereafter whether or not the obligations secured by such Liens are assumed by the Company or a Restricted Subsidiary (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such Person's becoming a Restricted Subsidiary;

                  (c) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation or acquisition of stock or assets or otherwise) or securing the payment of all or any part of the purchase price or construction cost of the Principal Property or Restricted Securities or securing any Debt incurred prior to, at the time of or within 180 days after the acquisition of such Principal Property or Restricted Securities or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided

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         such Liens are limited to such Principal Property or Restricted
         Securities, to improvements on such Principal Property and to any other property or assets not then constituting a Principal Property or Restricted Security);

                  (d) Permitted Liens;

                  (e) to the extent not covered by (d) above, pledges or deposits, Liens resulting from litigation or judgments, taxes or other governmental charges or landlord or tenant rights and other Liens incidental to the conduct of the business or the ownership of the property and assets of the Company or a Restricted Subsidiary which were not incurred in connection with borrowing of money or the obtaining of advances or credit, and which do not, in the opinion of the Company, materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

                  (f) Liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

                  (g) Liens which secure Debt owing by a Subsidiary to the Company or to a Restricted Subsidiary; and

                  (h) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in paragraphs (a) through (g) above or the Debt secured thereby; provided that (1) such extention, renewal, substitution or replacement Lien shall be limited to all or any part of the same Principal Property or Restricted Securities that secured the Lien extended, renewed, substituted or replaced (plus improvements or expansions on such property, and plus any other property or assets not then constituting a Principal Property or Restricted Securities) and (2) in the case of paragraphs (a) through
         (g) above, the Debt secured by such Lien at such time is not increased (except to pay for any premium, interest, fee or expense payable m connection with any such replacement, extension or renewal).

         For the purposes of this Section 3.01 and Section 3.02 hereof, the giving of a guarantee which is secured by a Lien on a Principal Property or Restricted Securities, and the creation of a Lien on a Principal Property or Restricted Securities to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and Restricted Securities shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

                  Section 3.02. Limitation on Sales and Leasebacks.

         The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement after the date of the first issuance by the Company of the Notes with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any

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Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary, more than 180 days after the completion of construction and commencement of full operation thereof by the Company or such Restricted Subsidiary, to such lender or investor who has advanced or will advance funds on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction") unless, (i) the gross proceeds of the sale or transfer of the Principal Property leased equals or exceeds the fair market value of such Principal Property and (ii) either:

                  (a) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the first issuance by the Company of the Notes (other than such Sale and Leaseback Transactions as are permitted by paragraph (b) below), plus the aggregate principal amount of Debt secured by Liens on Principal Properties and Restricted Securities then outstanding (excluding any such Debt secured by Liens covered in paragraphs (a) through (h) of Section 3.01 hereof) without equally and ratably securing the Notes, would not exceed 10% of the Company's Consolidated Net Tangible Assets, or

                  (b) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case determined by any two of the following: the Chairman, the President, any Vice President, the Treasurer and the Controller of the Company) to
         (i) purchase other Principal Property having a fair market value at least equal to the fair market value of the Principal Property (or portion thereof) sold or transferred in such Sale and Leaseback Transaction or (ii) the retirement of the Notes or other Debt of the Company (other than Debt subordinated to the Notes) or Debt of a Restricted Subsidiary, having a Maturity more than 12 months from the date of such application (or which is supported by other borrowings with a maturity of more than 12 months from the date of application) or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application; provided that the amount to be so applied shall be reduced by (i) the principal amount of Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such Debt of the Company or a Restricted Subsidiary, other than Notes, voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer, or

                  (c) such Sale and Leaseback Transaction involves property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time of the sale, lease or other disposition of the properties of such Person as an entirety or substantially as an entirety to the Company, in each case (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments related to the Sale and Leaseback Transaction entered into prior to and not in contemplation of such merger, sale, lease or disposition or such Person's becoming a Restricted Subsidiary.


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         Notwithstanding the foregoing, where the Company or any Restricted
Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee's obligation thereunder.

                  Section 3.03. Maintenance of Properties.

         The Company will cause all Principal Properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment (except for ordinary wear and tear) and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this
Section 3.03 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any Principal Properties if such discontinuation is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

                  Section 3.04. Insurance.

         The Company shall keep all of its and its Restricted Subsidiaries' Principal Properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties engaged in similar operations in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole, provided that such insurance is generally available at commercially reasonable rates, and further provided that the Company may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as are customary in the Company's industry and commercially reasonable. Such insurance may be subject to such deductibles as are customary in the industry.

                  Section 3.05. Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all material and lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary, except for any Lien permitted to be incurred under Section 3.01; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax,

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assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                                  ARTICLE FOUR
                        REDEMPTION AND PURCHASE OF NOTES

                  Section 4.01. Right of Redemption.

         The Notes may be redeemed, as a whole or in part, at the option of the Company at any time, at a redemption price (a "Redemption Price") equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and Interest thereon discounted to the redemption date (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued interest thereon to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Banc of America Securities LLC, Deutsche Bank Alex. Brown Inc. and three other primary U.S. Government securities dealers in The City of New York to be selected by the Company, and their respective successors.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.

         Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.


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         If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of whole multiples of $1,000.

                  Section 4.02. Purchase of Securities at Option of the Holder Upon Change of Control Triggering Event.

                  (a) If at any time that Securities remain outstanding there shall occur a Change of Control that is followed by a Rating Decline (such event, a "Change of Control Triggering Event"), Notes shall be purchased by the Company at the option of the Holders thereof as of the date that is 60 days after the occurrence of the Change of Control Triggering Event (the "Change of Control Purchase Date") at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Change of Control Purchase Date (the "Change of Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 4.02.

         A "Change of Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

                           (1) any "person" or "group" (as such terms are defined below) (other than as a direct result of repurchases of stock by the Company or its subsidiaries) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or

                           (2) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or

                           (3) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that, as a group, "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction, "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the surviving or transferee Person representing at least a majority of the total Voting Stock of the surviving or transferee Person; or

                           (4) there shall occur the liquidation or dissolution of the Company.

For the purpose of the definition of "Change of Control," (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change of Control determination is being made, all Unissued Shares deemed to be held by all other Persons and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner." The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control.

         For purposes of this Section 4.02, a "Rating Decline" shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies), either of the Rating Agencies assigns a rating to the Notes that is lower than Baa3, in the case of Moody's Investor Service, Inc., or BBB-, in the case of Standard & Poor's Rating Service, will be considered a Rating Decline. For the purpose of the definition of "Rating Decline," (i) "Rating Agencies" means Moody's Investor Service, Inc. ("Moody's") and Standard & Poor's Rating Service ("Standard & Poor's") and their successors and assigns and (ii) "Rating Date" means the earlier of the date of public announcement of (x) the occurrence of the Change of Control and (y) the intention of the Company to effect a Change of Control.

                  (b) Within 30 days after the occurrence of a Change of Control Triggering Event, the Company shall mail a written notice of the Change of Control Triggering Event to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change of Control Purchase Notice to be completed by the Holder and shall state:

                           (1) the date of such Change of Control Triggering Event and, briefly, the events causing such Change of Control Triggering Event;

                           (2) the date by which the Change of Control Purchase Notice pursuant to this Section 4.02 must be given;

                           (3) the Change of Control Purchase Date;

                           (4) the Change of Control Purchase Price;

                           (5) the name and address of the Paying Agent;

                           (6) the procedures that the Holder must follow to exercise rights under this Section 4.02; and

                           (7) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal.

                  (c) A Holder may exercise its rights specified in subsection
(a) of this Section 4.02 upon delivery of a written notice (which shall be in substantially the form included in Exhibit B hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change of Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date.

         The delivery of a Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 4.02, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.03.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

                  Section 4.03. Purchase of Securities at Option of the Holder Upon a Significant Asset Sale Triggering Event.

                  (a) If there occurs for the first time while any Securities remain outstanding a Significant Asset Sale that is followed by a Rating Decline (such event, a "Significant Asset Sale Triggering Event"), Notes shall be purchased by the Company at the option of the Holders thereof as of the date that is 60 days after the occurrence of the Significant Asset Sale Triggering Event (the "Significant Asset Sale Purchase Date"; together with the Change of Control Purchase Date, the "Purchase Date") at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Significant Asset Sale Purchase Date (the "Significant Asset Sale Purchase Price"; together with the Change of Control Purchase Price, the "Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 4.03. Only one Significant Asset Sale Triggering Event can occur under this Indenture.

         A "Significant Asset Sale" means any sale of assets by the Company or its subsidiaries that, alone or with other sales occurring after the date hereof (in each case, outside the ordinary course of business) yields gross proceeds to the Company and its subsidiaries of $500 million or more in the aggregate; provided, however, that a "Significant Asset Sale" shall not include (i) any sale of receivables, whether accounted for as a sale or financing under generally accepted accounting principles or (ii) any Sale and Leaseback Transaction permitted under Section 3.02; provided, further, that the term "assets" shall be deemed to include the capital stock of any direct or indirect subsidiary of the Company.

         For purposes of this Section 4.03, a "Rating Decline" shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies), either of the Rating Agencies assigns a rating to the Notes that is lower than Baa3, in the case of Moody's, or BBB-, in the case of Standard & Poor's. For the purpose of the definition of "Rating Decline," (i) "Rating Agencies" means Moody's and Standard & Poor's and
(ii) "Rating Date" means the earlier of the date of public announcement of (x) the occurrence of the Significant Asset Sale and (y) the intention of the Company to effect a Significant Asset Sale.

                  (b) Within 30 days after the occurrence of a Significant Asset Sale Triggering Event, the Company shall mail a written notice of the Significant Asset Sale Triggering Event to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Significant Asset Sale Purchase Notice to be completed by the Holder and shall state:

                           (1) the date of such Significant Asset Sale
         Triggering Event and, briefly, the events causing such Significant Asset Sale Triggering Event;

                           (2) the date by which the Significant Asset Sale Purchase Notice pursuant to this Section 4.03 must be given;

                           (3) the Significant Asset Sale Purchase Date;

                           (4) the Significant Asset Sale Purchase Price;

                           (5) the name and address of the Paying Agent;

                           (6) the procedures that the Holder must follow to exercise rights under this Section 4.03; and

                           (7) the procedures for withdrawing a Significant Asset Sale Purchase Notice, including a form of notice of withdrawal.

                  (c) A Holder may exercise its rights specified in subsection
(a) of this Section 4.03 upon delivery of a written notice (which shall be in substantially the form included in Exhibit C hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Significant Asset Sale Purchase Notice"; together with the Change of Control Purchase Notice, the "Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Significant Asset Sale Purchase Date.

         The delivery of a Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Significant Asset Sale Purchase Price therefor.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 4.03, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Significant Asset Sale Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Significant Asset Sale Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Significant Asset Sale Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.04.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Significant Asset Sale Purchase Notice or written withdrawal thereof.

                  Section 4.04. Effect of Purchase Notice.

         Upon receipt by any Paying Agent of a Purchase Notice specified in
Section 4.02(c) or 4.03(b), the Holder of a Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the applicable Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder promptly following the later of (a) the applicable Purchase Date with respect to such Note (provided the conditions in Section 4.02(c) or 4.03(c), as the case may be, have been satisfied) and (b) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 4.02(c) or 4.03(c), as the case may be.

         A Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the applicable Purchase Date, specifying the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

                  Section 4.05. Deposit of Purchase Price.

         On or before 11:00 a.m., New York City time on the applicable Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Notes or portions thereof that are to be purchased as of such Purchase Date. The manner in which the deposit required by this Section 4.05 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the applicable Purchase Date.

         If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the applicable Purchase Price of any Note for which a Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture then, on the Purchase Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Notes purchased as a result of such Change of Control Triggering Event or Significant Asset Sale Triggering Event, as the case may be, on or as soon as practicable after the applicable Purchase Date.

                  Section 4.06. Events of Default.

         Each of the following events shall constitute an additional "Event of Default" under the Indenture: (i) the failure of the Company to provide timely notice of a Change of Control Triggering Event as required by Section 4.02(b);
(ii) the failure of the Company to provide timely notice of a Significant Asset Sale Triggering Event as required by Section 4.03(b); and (iii) the failure of the Company to pay the applicable Purchase Price to all Holders who have tendered and not withdrawn an applicable Purchase Notice, as required by Section 4.05.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

                  Section 5.01. Applicability of Certain Indenture Provisions.

         Each of the defeasance and covenant defeasance provisions of Article Fourteen of the Base Indenture shall apply to the Notes.

                  Section 5.02. Reference to and Effect on the Indenture.

         This Supplemental Indenture shall be construed as supplemental to the Base Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Base Indenture. Except as set forth herein, the Base Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of this series of Securities supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

                  Section 5.03. Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article Three hereof if, before or after the time for such compliance, the Holders of a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

                  Section 5.04. Governing Law.

         This Supplemental Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such state. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

                  Section 5.05. Supplemental Indenture May be Executed in Counterparts.

         This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 5.06. Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 5.07. Separability.

         In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                                        THE DIAL CORPORATION


                                        By: /s/ Conrad A. Conrad
                                           -------------------------------------
                                           Name:  Conrad A. Conrad
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

[CORPORATE SEAL]

Christopher


By: /s/ Christopher J. Littlefield
   -------------------------------------
   Name:  Christopher J. Littlefield
   Title: Senior Vice President,
          General Counsel and Secretary

                                        WELLS FARGO BANK ARIZONA, N.A., as
                                        Trustee


                                        By: /s/ Kathleen Jakubowicz
                                           -------------------------------------
                                           Name:  Kathleen Jakubowicz
                                           Title: Assistant Vice President

Attest:


By: /s/ Brad Stevenson
   -------------------------------------
   Name:  Brad Stevenson
   Title: Vice President

STATE OF ARIZONA    )
                    )  ss.:
COUNTY OF MARICOPA  )

         On the _____ day of August, 2001, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is ________________ of The Dial Corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                        ________________________________________
                                        Name:



Notary Public
State of Arizona
My Commission expires on

                                                                  Execution Copy

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

[IF SUCH SECURITY IS A GLOBAL SECURITY, insert - THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE CERTIFICATED FORM, THUS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE THEREOF OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                              THE DIAL CORPORATION

                      7.00% Senior Note due August 15, 2006

No. A-___                                                      $________________

                                                             CUSIP: ____________

         THE DIAL CORPORATION, a corporation duly organized and existing under the laws the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of ___________________ United States Dollars (U.S. $________) on August 15, 2006 and to pay interest thereon from August 17, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2002, at the rate of 7.00% per annum, until the principal hereof is paid or made available for payment, and at a rate of 7.00% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, or any overdue interest. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of the Holder, the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by their duly authorized officers and by its corporate seal to be affixed or imported thereon.

                                                     THE DIAL CORPORATION

                                                     By:
                                                         -----------------------
                                                         Title:
Attest:



---------------------------------------



                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:                                            WELLS FARGO BANK ARIZONA, N.A.
                                                  As Trustee

                                                  By:
                                                      --------------------------
                                                         Authorized Signatory

                           FORM OF REVERSE OF SECURITY

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 23, 1998 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank Arizona, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, and is issued pursuant to a Second Supplemental Indenture supplementing the Indenture, dated as of August 17, 2001, between the Company and the Trustee relating to the issuance of the "7.00% Senior Notes due 2006" of this series (the "Supplemental Indenture").

         The Notes may be redeemed, as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued interest thereon to the Redemption Date.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 60 days after the occurrence of a Change in Control Triggering Event, at a purchase price equal to 101% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 60 days after the occurrence of the first Significant Asset Sale Triggering Event, at a purchase price equal to 101% of the principal amount thereof together with accrued interest up to, but excluding, the Significant Asset Sale Purchase Date. The Holder shall have the right to withdraw any Significant Asset Sale Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Significant Asset Sale Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         In the event of redemption or repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                  Execution Copy

                                    EXHIBIT B

                           OPTION TO ELECT REPURCHASE
                    UPON A CHANGE OF CONTROL TRIGGERING EVENT

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from The Dial Corporation (the "Company") as to the occurrence of a Change of Control Triggering Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security as the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
      --------------
                                            ------------------------------------

                                            ------------------------------------

                                            Signature(s)

                                            Signature(s) must be guaranteed by a
                                            qualified guarantor institution with
                                            membership in an approved signature
                                            guarantee program pursuant to
                                            Rule 17Ad-15 under the Securities
                                            Exchange Act of 1934.


                                            ------------------------------------
                                            Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

------------------------------------

NOTICE: THE SIGNATURE TO THE FOREGOING ELECTION MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS SECURITY IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER.

                                                                  Execution Copy


                                    EXHIBIT C

                           OPTION TO ELECT REPURCHASE
                 UPON A SIGNIFICANT ASSET SALE TRIGGERING EVENT

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from The Dial Corporation (the "Company") as to the occurrence of a Significant Asset Sale Triggering Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security as the Significant Asset Sale Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
      --------------
                                            ------------------------------------

                                            ------------------------------------

                                            Signature(s)

                                            Signature(s) must be guaranteed by a
                                            qualified guarantor institution with
                                            membership in an approved signature
                                            guarantee program pursuant to
                                            Rule 17Ad-15 under the Securities
                                            Exchange Act of 1934.


                                            ------------------------------------
                                            Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

------------------------------------

NOTICE: THE SIGNATURE TO THE FOREGOING ELECTION MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS SECURITY IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER.

                                                                  Execution Copy

                           7.00% SENIOR NOTES DUE 2006




                              THE DIAL CORPORATION

                                     ISSUER

                                       AND

                         WELLS FARGO BANK ARIZONA, N.A.

                                     TRUSTEE




                          SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 17, 2001

                           SUPPLEMENTING THAT CERTAIN

                                    INDENTURE

                         DATED AS OF SEPTEMBER 23, 1998

                                                                  Execution Copy


                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
                         ARTICLE ONE ISSUANCE OF NOTES

Section 1.01.   Issuance of Notes; Principal Amount; Maturity..........................     1
Section 1.02.   Interest on the Notes; Payment of Interest.............................     2

                         ARTICLE TWO CERTAIN DEFINITIONS

Section 2.01.   Certain Definitions....................................................     2

                         ARTICLE THREE CERTAIN COVENANTS

Section 3.01.   Limitation on Liens....................................................     6
Section 3.02.   Limitation on Sales and Leasebacks.....................................     7
Section 3.03.   Maintenance of Properties..............................................     9
Section 3.04.   Insurance..............................................................     9
Section 3.05.   Payment of Taxes and Other Claims......................................     9

                ARTICLE FOUR REDEMPTION AND PURCHASE OF NOTES

Section 4.01.   Right of Redemption....................................................    10
Section 4.02.   Purchase of Securities at Option of the Holder Upon Change of
                Control Triggering Event. .............................................    11
Section 4.03.   Purchase of Securities at Option of the Holder Upon a Significant
                Asset Sale Triggering Event. ..........................................    13
Section 4.04.   Effect of Purchase Notice..............................................    15
Section 4.05.   Deposit of Purchase Price..............................................    15
Section 4.06.   Events of Default......................................................    16

                         ARTICLE FIVE MISCELLANEOUS

Section 5.01.   Applicability of Certain Indenture Provisions..........................    16
Section 5.02.   Reference to and Effect on the Indenture...............................    16
Section 5.03.   Waiver of Certain Covenants............................................    16
Section 5.04.   Governing Law..........................................................    16
Section 5.05.   Supplemental Indenture May be Executed in Counterparts.................    17
Section 5.06.   Effect of Headings.....................................................    17
Section 5.07.   Separability...........................................................    17